M.A. HANNA COMPANY
                           BY-LAWS
   (Adopted by the Board of Directors on November 5, 1997)


                   STOCKHOLDERS' MEETINGS

      1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the
Board or, in the absence of such designation, by the Chairman, the President, or the Secretary, and stated in the notice of the meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

       2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board, at which the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

       3. Special Meetings. Special meetings of the stockholders may be called only by (i) the Chairman or (ii) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the "Whole Board"). Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

      5. Inspectors. The Board shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more substitute inspectors.

     6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

     7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before the meeting of stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or the By-Laws or unless the Chairman or the holders of majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and which has actually been voted, will be the act of the stockholders, except in the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation or by law.

     8. Order of Business. (a) The Chairman, or such other officer of the Corporation designated by a majority of the Whole Board, will call meetings of the stockholders to order and will act as the presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his or her proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

      (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with By-Law 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with By-Law 8(c).

      (c) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholders proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this By-Law 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 8(c). For purposes of this By-Law 8(c) and By-Law 12, "public announcement" means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders. Nothing in this By-Law 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

      (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board in accordance with By-Law 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

      (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this By-Law 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                          DIRECTORS

       9.   Function.   The  business  and  affairs  of  the
Corporation will be managed under the direction of its Board.

      10. Number, Election and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors that may be provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only (i) by the vote of a majority of the Whole Board or (ii) by the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class.

       11. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship is created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

      12. Nominations of Directors; Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

      (b) Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this By-Law 12, who is entitled to vote for the election of Directors at such meeting and who complies with the procedures set forth in this By-Law 12. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

      (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting of stockholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made, in accordance with the procedures prescribed by this By-Law 12, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this By-Law 12, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 12.

      13. Resignation. Any Director may resign at any time by giving written notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

      14. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

      15. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telecopier or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

      16. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as provided in these By-Laws and except for actions required by these By-Laws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

     17. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone or video conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

      18. Committees. The Board may designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all documents which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.

       19.   Compensation.   The  Board  may  establish  the
compensation for, and reimbursement of expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board and committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

      20. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the business and affairs of the Corporation.

                           NOTICES

      21. Generally. Except as otherwise provided by law, these By-Laws or the Certificate of Incorporation, whenever by law under the provisions of these By-Laws or the Certificate of Incorporation notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notices to Directors may also be given by overnight courier service, telephone, telecopier or similar medium of communication or as otherwise may be permitted by these By-Laws.

      22. Waivers. Whenever any notice is required to be given by law or under the provisions of these By-Laws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                          OFFICERS

      23. Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman (who, unless the Board specifies otherwise, will also be the Chief Executive Officer), a President, a Secretary and a Treasurer. The Board of Directors may elect one or more Vice Chairmen, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

      24. Compensation. The compensation of the Chairman, the Chief Executive Officer, President and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or a committee of the Board delegated that responsibility by the Board. The Board may fix, or delegate the power to fix, the compensation of other officers to a committee of the Board or an officer of the Corporation.

      25. Succession. The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in By-Law 23.

     26. Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                            STOCK

      27. Certificates. The shares of stock of the Corporation will be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the
Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

      28. Classes of Stock. The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

      29. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificates.

      30. Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

      (c) The Corporation will be entitled to treat the person in whose name any share of stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.


                           GENERAL

      31. Fiscal Year. The fiscal year of the Corporation will be the calendar year or such other fiscal year as may be fixed from time to time by the Board.

      32. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      33. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      34. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time either (i) at any regular or special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed amendment or repeal be contained in the notice of the meeting, by the affirmative vote of two-thirds of the stock entitled to vote at such meeting and present or represented thereat or (ii) by the affirmative vote of a majority of the Board at any regular or special meeting of the Board if notice of the proposed amendment or repeal be contained in the notice of the meeting.